Exhibit 99.2

The Allstate Corporation – Investor Call Presentation Acquisition of Esurance and Answer Financial May 18, 2011

Safe Harbor This presentation contains forward-looking statements and information. Additional information on factors that could cause results to differ materially from those projected in this presentation is available in the 2010 Form 10-K, Form 10-Q for the first quarter 2011, and in our most recent earnings release, available on our website, allstate.com. This presentation also contains some non-GAAP measures. You can find the reconciliation of those measures to GAAP measures on the Investor Relations portion of our website, allstate.com, under the “Quarterly Investor Info” link. 1

2 Summary Allstate acquiring Esurance and Answer Financial for ~ $1 billion Furthers Allstate’s strategy of utilizing different value propositions for distinct customer segments Economically attractive due to improved marketing effectiveness and leveraging of Allstate’s pricing and claims capabilities

Acquisition Summary 3 Maintain current Esurance and Answer Financial brands Businesses to be run independently, with back-office and claims synergies from Allstate Operational Plan Employment agreements to be executed by senior management team Management Transaction Allstate to acquire 100% of Esurance and Answer Financial from White Mountains $700 million premium to tangible book value, approximately $1 billion Non-dilutive to earnings in second full year of Allstate ownership Valuation ~ 2.5x pro forma Q1 2011 tangible book value Consideration / Financing Acquisition to be funded 100% with available cash Timing Expected to close in Fall 2011

Acquisition of Two Business Platforms Lead Referrals Direct Advertising Customer Acquisition: Online & Call Center Online & Call Center Distribution Model: Self Directed Carrier Choice Self Directed Branded Experience Customer Target: Auto, Property, Motorcycle Auto Products: 425 1,700 Employees: 50 30 States Covered: $395 million1 347,0001 Policies-in-Force (1Q 2011): 545,000 Written Premium (2010): $839 million Note: Agency Operations include Answer Financial, Inc and the Esurance Property and Motorcycle Insurance programs 1Controlled policies and premium, Answer Financial does not underwrite insurance policies 4

Esurance is a Leading Online Auto Insurer

Distribution and Marketing

- Targets technology-savvy consumers who use the Internet to manage their financial service needs
- Advertises on national television, in select local markets, online through search engines, and through a variety of insurance, finance, and automotive web sites
- Third largest provider of online auto insurance quotes behind GEICO and Progressive

Estimated Direct Channel Auto Market Share[1]


GEICO 38%
USAA 17%
Progressive Direct 14%
Farmers (incl. 21st Century) 6%
Hartford 5%
Liberty Mutual (incl. Safeco, Ohio) 3%
Esurance 2%
Allstate 2%
GMAC 1%
MetLife 1%

[1]Estimates using AM Best data and Allstate internal analysis

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6 Enables Allstate To Offer Distinct Value Propositions for All Customer Segments Brand Neutral Brand Sensitive Personal Touch Loyalists Self Directed Independent Agencies State Farm Aggregators GEICO Progressive Direct

Allstate Offers Capabilities That Create Significant Value 7 Enhances Brand Allstate brand association improves consumer consideration and increases marketing effectiveness Incremental advertising spend accelerates growth Creates Cross-Sell Opportunities Expands Esurance product portfolio Improves Loss Costs and Operational Efficiencies Enhances pricing sophistication in preferred segments Allstate’s industry leading claims capabilities will enhance existing Esurance operations Optimizes Allstate’s Brand Value Proposition Focuses the Allstate brand value proposition on Personal Touch Loyalists

8 Summary Transaction is attractive both strategically and economically Esurance acquisition better positions Allstate to serve the growing Self Directed and Brand Sensitive customer segment Esurance is a strong growth platform Answer Financial serves customers who want a choice of insurance carriers Allstate will be the only insurer with value propositions for all consumer segments Meaningful benefits by leveraging Allstate’s brand, product offerings, pricing sophistication and claims capabilities

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